                                                                     EXHIBIT 4.2

                                                                       EXHIBIT B
                                                TO SECURITIES PURCHASE AGREEMENT



NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.


                            BAM! ENTERTAINMENT, INC.

                           ADDITIONAL INVESTMENT RIGHT

Additional Investment Right No. 1                        Dated: January 29, 2004

        Bam! Entertainment, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, ______________ or its registered assigns (the "HOLDER"), is entitled to purchase from the Company (a) up to a total of _____________ shares of common stock, $.001 par value per share (the "COMMON STOCK"), of the Company (each such share, an "ADDITIONAL INVESTMENT RIGHT SHARE" and all such shares, the "ADDITIONAL INVESTMENT RIGHT SHARES") at an exercise price equal to $0.92 per share (as adjusted from time to time as provided in Section 9, the "EXERCISE PRICE"), and (b) only as part of and in connection with the purchase of the Additional Investment Right Shares, warrants in the form attached hereto as Exhibit 1 to purchase up to _______________ shares of Common Stock (including any warrants issued in replacement thereof, the "ADDITIONAL INVESTMENT RIGHT WARRANTS"), at any time and from time to time from and after the date hereof and through and including the 45th Business Day following the effective date of the Registration Statement (the "EFFECTIVE DATE") (the "EXPIRATION DATE"), and subject to the following terms and conditions. This Additional Investment Right (this "ADDITIONAL INVESTMENT RIGHT") is one of a series of similar additional investment rights issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers identified therein (the "PURCHASE AGREEMENT"). All such additional investment rights are referred to herein, collectively, as the "ADDITIONAL

INVESTMENT RIGHTS." Common Stock issuable upon exercise of the Additional Investment Right Warrants shall be known herein as the "ADDITIONAL INVESTMENT RIGHT WARRANT SHARES". Concurrently with the issuance of Additional Investment Right Shares to the Holders further to the exercise of this Additional Investment Right, the Holder shall be issued Additional Investment Right Warrants exercisable for a number of Additional Investment Right Warrant Shares equal to 90% of the number of Additional Investment Right Shares so issued to the Holder upon such exercise. The term "Registration Statement" as used in this paragraph shall have the meaning set forth on the Common Stock Registration Rights Agreement between the Company and the Initial Investors therein of even date herewith.

        1. Definitions. In addition to the terms defined elsewhere in this Additional Investment Right, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

        2. Registration of Additional Investment Right. The Company shall register this Additional Investment Right, upon records to be maintained by the Company for that purpose (the "ADDITIONAL INVESTMENT RIGHT REGISTER"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Additional Investment Right as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

        3. Registration of Transfers. The Company shall register the assignment and transfer of any portion of this Additional Investment Right in the Additional Investment Right Register, upon surrender of this Additional Investment Right, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new additional investment right to purchase Common Stock, in substantially the form of this Additional Investment Right (any such new additional investment right, a "NEW ADDITIONAL INVESTMENT RIGHT"), evidencing the portion of this Additional Investment Right so transferred shall be issued to the transferee and a New Additional Investment Right evidencing the remaining portion of this Additional Investment Right not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Additional Investment Right by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of an Additional Investment Right.

        4. Exercise and Duration of Additional Investment Right.

               (a) This Additional Investment Right shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Additional Investment Right not exercised prior thereto shall be and become void and of no value.

               (b) The Holder may exercise this Additional Investment Right by delivering to the Company (i) an exercise notice, in the form attached hereto (the "EXERCISE NOTICE"), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Additional Investment Right Shares and Additional Investment Right Warrants as to which this Additional Investment Right is being exercised (which may take the form of a "cashless exercise" if so indicated in the Exercise Notice and if a "cashless exercise" may occur at such time pursuant to this Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "EXERCISE DATE." The Holder shall not be required to deliver the original Additional Investment Right in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Additional Investment Right and issuance of a New Additional Investment Right evidencing the right to purchase the remaining number of Additional Investment Right Shares and Additional Investment Right Warrants.

        5. Delivery of Additional Investment Right Shares and Additional Investment Right Warrants.

               (a) Upon exercise of this Additional Investment Right, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Additional Investment Right Shares and Additional Investment Right Warrants issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Additional Investment Right Shares or the Additional Investment Right Warrant Shares, respectively, and naming the Holder as a selling stockholder thereunder is not then effective and the Additional Investment Right Shares or the Additional Investment Right Warrant Shares, respectively, are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Additional Investment Right Shares and Additional Investment Right Warrants, shall be deemed to have become holder of record of such Additional Investment Right Shares and Additional Investment Right Warrants as of the Exercise Date. The Company shall, upon request of the Holder, use its best efforts to deliver Additional Investment Right Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

               (b) This Additional Investment Right is exercisable, either in its entirety or, from time to time, for a portion of the number of Additional Investment Right Shares and Additional Investment Right Warrants further to terms set forth in the first paragraph of the Additional Investment Right. Upon surrender of this Additional Investment Right following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Additional Investment Right evidencing the right to purchase the remaining number of Additional Investment Right Shares and Additional Investment Right Warrants.

               (c) In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Additional Investment Right Shares on the date on which delivery of such certificate is required by this Additional Investment Right, such Holder may notify the Company via facsimile, mail or any other means, of its failure to deliver the certificate (a "DELIVERY FAILURE NOTICE"). If the Company fails to deliver to the Holder a certificate representing Additional Investment Right Shares by the fifth Business Day after delivery of the Delivery Failure Notice by the Holder and if after such fifth Business Day after the delivery of the Delivery Failure Notice the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the

Additional Investment Right Shares that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate. Notwithstanding anything to the contrary, this Section 5(c) shall not apply if the Company has used its best efforts to deliver the certificates, but such certificates were not delivered due to the Transfer Agent's failure to deliver the certificates in accordance with timely instructions from the Company.

               (d) The Company's obligations to issue and deliver Additional Investment Right Shares and Additional Investment Right Warrants in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Additional Investment Right Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Additional Investment Right as required pursuant to the terms hereof.

        6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock and the Additional Investment Right Warrants upon exercise of this Additional Investment Rights shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Additional Investment Right Shares, Additional Investment Rights or any Additional Investment Right Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Additional Investment Right or receiving Additional Investment Right Shares and Additional Investment Right Warrants upon exercise hereof.

        7. Replacement of Additional Investment Right. If this Additional Investment Right is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Additional Investment Right, a New Additional Investment Right, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Additional Investment Right under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

        8. Reservation of Additional Investment Right Shares and Additional Investment Right Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Additional Investment Right Shares upon exercise of this Additional Investment Right and Additional Investment Right Warrant Shares upon exercise of the Additional Investment Right Warrants as herein provided and as provided in the Additional Investment Right Warrants, the number of Additional Investment Right Shares which are then issuable and deliverable upon the exercise of this entire Additional Investment Right and the number of Additional Investment Right Warrant Shares which are then issuable and deliverable upon the exercise of any Additional Investment Right Warrants, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Additional Investment Right Shares and Additional Investment Right Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable exercise price in accordance with the terms hereof, or the Additional Investment Warrants, as the case may be, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein and further to the Additional Investment Right Warrants without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

        9. Certain Adjustments. The Exercise Price and number of Additional Investment Right Shares issuable upon exercise of this Additional Investment Right are subject to adjustment from time to time as set forth in this Section
9. The exercise price and number of Additional Investment Right Warrant Shares issuable upon exercise of the Additional Investment Right Warrants shall be subject to adjustment further to Section 4 of said Additional Investment Right Warrants and the Additional Investment Right Warrants.

               (a) Stock Dividends and Splits. If the Company, at any time while this Additional Investment Right is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

               (b) Pro Rata Distributions. If the Company, at any time while this Additional Investment Right is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (an "APPRAISER"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Exercise Price, at the request of the Holder delivered before the 90th day after such record date, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Additional Investment Right Shares for which this Additional Investment Right could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon expiration of or any exercise of the Additional Investment Right that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Additional Investment Right Shares otherwise issuable upon such exercise (if applicable), such Distributed Property.

               (c) Fundamental Transactions. If, at any time while this Additional Investment Right is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon exercise of this Additional Investment Right, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Additional Investment Right Shares then issuable upon exercise in full of this Additional Investment Right (the "ALTERNATE CONSIDERATION"). The aggregate Exercise Price for this Additional Investment Right will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Additional

Investment Right following such Fundamental Transaction. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new additional investment right consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Additional Investment Right (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control (as defined below), then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Additional Investment Right from the Holder for a purchase price, payable in cash within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Additional Investment Right on the date of such request. For the purposes of this Section 9(c), "CHANGE OF CONTROL" means the consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company that is initiated or agreed to by a member of the Company's management.

               (d) Number of Additional Investment Right Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) or (b) of this Section, the number of Additional Investment Right Shares that may be purchased upon exercise of this Additional Investment Right shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Additional Investment Right Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

               (e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

               (f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Additional Investment Right and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Additional Investment Right Shares or other securities issuable upon exercise of this Additional Investment Right (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

               (g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least fifteen (15) days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Additional Investment Right prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

        10. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, if the Registration Statement did not become effective on or before Required Effectiveness Date and is not continuously effective through the Expiration Date, the Holder may satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the Holder the number of Additional Investment Right Shares determined as follows:

                                    X = Y [(A-B)/A]
               where:
                                    X = the number of Additional Investment
                                    Right Shares to be issued to the Holder.

                                    Y = the number of Additional Investment
                                    Right Shares with respect to which this
                                    Additional Investment Right is being
                                    exercised.

                                    A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

                                    B = the Exercise Price.

        For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Additional Investment Right Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Additional Investment Right Shares shall be deemed to have commenced, on the date this Additional Investment Right was originally issued pursuant to the Purchase Agreement.

        11. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Additional Investment Right (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "MAXIMUM PERCENTAGE") of the total number of issued and outstanding shares of Common

Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Additional Investment Right Shares requested in such Exercise Notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Additional Investment Rights.

        12. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Additional Investment Right Shares or Additional Investment Right Warrants to purchase fractional Additional Investment Right Warrant Shares on the exercise of this Additional Investment Right. If any fraction of a Additional Investment Right Share or if any Additional Investment Right Warrant to purchase a fraction of an Additional Investment Right Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Additional Investment Right, the number of Additional Investment Right Shares and/or Additional Investment Right Warrant Shares issuable upon exercise of the Additional Investment Right Warrants, as the case may be, to be issued will be rounded up to the nearest whole share or right to purchase the nearest whole share, as the case may be.

        13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address and facsimile numbers for such notices or communications shall be as set forth in the Purchase Agreement.

        14. Additional Investment Right Agent. The Company shall serve as additional investment right agent under this Additional Investment Right. Upon 30 days' notice to the Holder, the Company may appoint a new additional investment right agent. Any corporation into which the Company or any new additional investment right agent may be merged or any corporation resulting from any consolidation to which the Company or any new additional investment right agent shall be a party or any corporation to which the Company or any new additional investment right agent transfers substantially all of its corporate trust or shareholders services business shall be a successor additional investment right agent under this Additional

Investment Right without any further act. Any such successor additional investment right agent shall promptly cause notice of its succession as additional investment right agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Additional Investment Right Register.

        15. Miscellaneous.

               (a) Subject to the restrictions on transfer set forth on the first page hereof, this Additional Investment Right may be assigned by the Holder. This Additional Investment Right may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Additional Investment Right shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Additional Investment Right shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Additional Investment Right. This Additional Investment Right may be amended only in writing signed by the Company and the Holder and their successors and assigns.

               (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Additional Investment Right, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Additional Investment Right Shares or Additional Investment Right Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Additional Investment Right Shares or Additional Investment Right Warrant Shares on the exercise of this Additional Investment Right and the Additional Investment Right Warrants, respectively, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Additional Investment Right.

               (c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS ADDITIONAL INVESTMENT RIGHT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH

EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

               (d) The headings herein are for convenience only, do not constitute a part of this Additional Investment Right and shall not be deemed to limit or affect any of the provisions hereof.

               (e) In case any one or more of the provisions of this Additional Investment Right shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Additional Investment Right shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Additional Investment Right.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company has caused this Additional Investment Right to be duly executed by its authorized officer as of the date first indicated above.


                                    BAM! ENTERTAINMENT, INC.


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Additional Investment Right)

To:  BAM! ENTERTAINMENT, INC.

The undersigned is the Holder of Additional Investment Right No. _______ (the "ADDITIONAL INVESTMENT RIGHT") issued by BAM! ENTERTAINMENT, INC., a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Additional Investment Right.

1. The Additional Investment Right is currently exercisable to purchase a total of ______ Additional Investment Right Shares and _______ Additional Investment Right Warrants.

2. The undersigned Holder hereby exercises its right to purchase ________ Additional Investment Right Shares and Additional Investment Right Warrants exercisable for ______ shares of Common Stock (which number of shares underlying said Additional Investment Right Warrants shall be equal to 90% of the Additional Investment Right Shares so issued upon exercise of the Additional Investment Right).

2. The Holder intends that payment of the Exercise Price shall be made as (check one):

                             ____   "Cash Exercise"

                             ____   "Cashless Exercise"

3. If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Additional Investment Right.

4. Pursuant to this exercise, the Company shall deliver to the holder _______________ Additional Investment Right Shares and Additional Investment Right Warrants exercisable for ______ shares of Common Stock (which number of shares underlying said Additional Investment Right Warrants shall be equal to 90% of the Additional Investment Right Shares so issued upon exercise of the Additional Investment Right).

5. Following this exercise, the Additional Investment Right shall be exercisable to purchase a total of ______________ Additional Investment Right Shares and Additional Investment Right Warrants exercisable for _____ shares of Common Stock (which number of shares underlying said Additional Investment Right Warrants shall be equal to 90% of said remaining Additional Investment Right Shares).

Date:                 ,                            Name of Holder:
     ----------------  -----

                                                   (Print)
                                                          ----------------------
                                                   By:
                                                      --------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                                   (Signature must conform in
                                                   all respects to name of
                                                   holder as specified on the
                                                   face of the Additional
                                                   Investment Right)

                               FORM OF ASSIGNMENT

        [To be completed and signed only upon transfer of Additional Investment Right]

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Additional Investment Right to purchase ____________ shares of Common Stock and warrants to purchase shares of the Common Stock (which number of shares underlying said warrants shall be equal to 90% of the shares so sold, assigned and transferred) of BAM! ENTERTAINMENT, INC. to which the within Additional Investment Right relates and appoints ________________ attorney to transfer said right on the books of BAM! ENTERTAINMENT, INC. with full power of substitution in the premises.



Dated:                ,
      ---------------  ----


                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Additional Right)

                                        ----------------------------------------
                                        Address of Transferee

                                        ----------------------------------------

                                        ----------------------------------------




In the presence of:


---------------------------

                                                                       EXHIBIT 1
                                                  TO ADDITIONAL INVESTMENT RIGHT


        VOID AFTER 5:00 P.M., CALIFORNIA TIME,
        ON JANUARY 29, 2009


        NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

January 29, 2004
                            BAM! ENTERTAINMENT, INC.
               ADDITIONAL INVESTMENT RIGHT STOCK PURCHASE WARRANT

        THIS CERTIFIES THAT, for value received, ______________________, or its registered assigns, is entitled to purchase from BAM! ENTERTAINMENT, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, _______ fully paid and nonassessable shares of the Company's common stock, $0.001 par value (the "COMMON STOCK"), at an exercise price per share (the "EXERCISE PRICE") equal to the greater of (i) $1.40 and (ii) the lesser of
(x) the closing bid price of the Company's Common Stock on the Nasdaq Stock Market on the Business Day immediately preceding the exercise date of the Additional Investment Right, and (y) the average of the closing bid price of the Company's Common Stock on the Nasdaq Stock Market for the five (5) Business Days immediately preceding the exercise date of the Additional Investment Right. The number of shares of Common Stock purchasable hereunder (the "WARRANT SHARES") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "WARRANTS" means this Warrant and the other Warrants of the Company issued further to the exercise of Additional Investment Rights issued pursuant to that certain Securities Purchase Agreement, dated as of January 29, 2004, by and among the Company and the other signatories thereto (the "SECURITIES PURCHASE AGREEMENT"). Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Securities Purchase Agreement.

        This Warrant is subject to the following terms, provisions and conditions:

        1. (a) Manner of Exercise; Issuance of Certificates. Subject to the provisions hereof, including, without limitation, the limitations contained in
Section 7 hereof, this Warrant may be exercised at any time during the Exercise Period (as defined below) by the holder hereof, in whole or in part, by delivery of a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company by 5 p.m. California time on any Business Day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof) and upon payment to the Company as provided in Section 1(b) below of the applicable Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above or, if such day is not a Business Day, on the next succeeding Business Day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) Business Days, after this Warrant shall have been so exercised (the "DELIVERY PERIOD"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not require a legend and the holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares may be sold by the holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

               (b) Payment of Exercise Price. The holder shall pay the Exercise Price in immediately available funds; provided, however, if the Registration Statement did not become effective on or before the Registration Deadline (as defined in that certain Common Stock Registration Rights Agreement of even date herewith between the Company and the Initial Investors set forth therein) and is not effective at the time holder exercises this Warrant, the holder hereof may satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the holder hereof the number of Warrant Shares determined as follows:

                                        X = Y [(A-B)/A]


                      where:
                                        X = the number of Warrant Shares to be
                                    issued to the holder.

                                        Y = the number of Warrant Shares with
                                    respect to which this Warrant is being
                                    exercised.

                                        A = the average of the Closing Prices
                                    for the five Trading Days immediately prior to (but not including) the Exercise Date.

                                        B = the Exercise Price.

        For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the holder hereof, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

        2. Period of Exercise. Except as set forth in Section 7(g) and (h) below, this Warrant may be exercised at any time or from time to time (an "EXERCISE DATE") during the period (the "EXERCISE PERIOD") beginning on (a) the date hereof and ending (b) at 5:00 p.m., California time, on January 29, 2009. Notwithstanding anything to the contrary herein, the Exercise Period shall be extended for each day following the effective date that the that the holder hereof may not sell shares under the Registration Statement (as defined in the in that certain Warrant Share Registration Rights Agreement of even date herewith between the Company and the Initial Investors set forth therein) or pursuant to Rule 144(k) under the Securities Act if the holder effected a "cashless exercise of this Warrant pursuant to Section .

        3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

               (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens, claims and encumbrances.

               (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 7(g) or 7(h) hereof).

               (c) Listing. The Company has secured the listing of the shares of Common Stock issuable upon exercise of or otherwise pursuant to this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of or otherwise pursuant to this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of or otherwise pursuant to this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

               (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

               (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

               (f) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

        4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrants, shall be subject to adjustment from time to time as provided in this
Section 4.

        In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent; provided that, in no event shall the Exercise Price per share be reduced below $0.01.

               (a) Subdivision or Combination of Common Stock. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

               (b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4 other than a Company Reduction as defined in Section 4(k), the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased or decreased to equal the quotient obtained by dividing (i) the product of (A) the Exercise Price in effect immediately prior to such adjustment, multiplied by (B) the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment, by (ii) the adjusted Exercise Price .

               (c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor entity (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. If a transaction constitutes or results in a Change of Control, then at the request of the holder hereof delivered before the 90th day after such transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the holder of this Warrant for a purchase price, payable in cash within five Business Days after such request (or, if later, on the effective date of such transaction), equal to the Black-Scholes value of the remaining unexercised portion of this Warrant on the date of such request. For the purposes of this Section, "CHANGE OF CONTROL" means the consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company that is initiated or agreed to by a member of the Company's management.

               (d) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (other than cash) (or rights to acquire its assets (other than cash)) to all holders of Common Stock as a partial liquidating dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders of shares (or rights to acquire shares) of capital stock of a subsidiary) (a "DISTRIBUTION"), at any time during the Exercise Period, then, upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, the holder of this Warrant shall be entitled to receive its pro-rata amount of such assets (or such rights) as would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

               (e) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price other than a Company Reduction as defined in Section 4(k), then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares issuable upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

               (f) Minimum Adjustment of the Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

               (g) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the closing bid price of a share of Common Stock on the Principal Market on the date of such exercise.

               (h) Other Notices. In case at any time:

                      (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

                      (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                      (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                      (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least fifteen (15) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company may publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder of this Warrant.

               (i) Certain Events. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this
Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(e) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

                (j) Certain Definitions.

                      (i) "BUSINESS DAY" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

                      (ii) "COMMON STOCK," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(c) hereof, the stock or other securities or property provided for in such Section.

                      (iii) "PRINCIPAL MARKET" means the Nasdaq Stock Market or, if the Common Stock is not traded on the Nasdaq Stock Market, then the principal securities exchange or trading market for the Common Stock.

        5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

        6. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant

Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        7. Transfer, Exchange, Redemption and Replacement of Warrant.

               (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable in whole or in part, at any one time, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in
Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Sections 7(f), 7(g) 7(h) and 8 hereof and to the provisions of Sections 3(e) and 3(f) of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the Warrant Shares Registration Rights Agreement.

               (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrant to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

               (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

               (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

               (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

               (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be reasonably acceptable to the Company and shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company and (iii) that the transferee be an "ACCREDITED INVESTOR" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

               (g) Additional Restrictions on Exercise or Transfer. Notwithstanding anything in Section 1 or Section 3 hereof to the contrary, this Warrant shall not be exercisable to the extent (but only to the extent) that (a) the number of shares of Common Stock beneficially owned by the holder of this Warrant and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or the unexercised or unconverted portion of any other securities of the Company subject to a limitation on exercise or exercise analogous to the limitation contained herein) and (b) the number of shares of Common Stock issuable upon exercise of the Warrants (or portion thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by such holder and its affiliates of more than 4.99% (the "MAXIMUM PERCENTAGE") of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether and to what extent this Warrant shall be exercisable with respect to other securities owned by such holder shall be in the sole discretion of the holder and submission of this Warrant for full or partial exercise shall be deemed to be the holder's determination of whether and the extent to which this Warrant is exercisable, in each case subject to such aggregate percentage limitation. No prior inability to exercise the Warrants pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of exercisability. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (a) hereof. By written notice to the Company, the holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the holder and not to any other holder of Warrants.

               (h) Limitation on Number of Warrant Shares. Notwithstanding any provision hereof to the contrary, the Company shall not be obligated to issue any Warrant Shares upon exercise of the Warrants if the issuance of such shares would exceed that number of shares which the Company may issue upon exercise of the Warrants (the "Exchange Cap") without breaching the Company's obligations under the rules and regulations of the Principal Market, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market (or any successor rule or regulation) for issuances of Shares in excess of such amount. Until such approval is obtained, no purchaser of the Warrants pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon exercise of the Warrants, Shares in an amount greater than the product of (i) the Exchange Cap amount then in effect multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate number of shares of Common Stock issued to all Purchases pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Warrants, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of the Warrants shall convert and exercise, as the case may be, all of such holder's Warrants into a number of Shares which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of Shares actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Warrants on a pro rata basis in proportion to the number of Shares then issuable under the Warrants then held by each such holder. The restrictions contained in this Section 7(h) may not be amended without the consent of the holder of this Warrant and the holders of a majority of the Company's outstanding Common Stock (excluding the holder of this Warrant to the extent (and only to the extent) at the record date for determining stockholders entitled to vote thereon, such holder holds any of the Company's Common Stock purchased pursuant to the Securities Purchase Agreement or upon exercise of the any Warrants sold thereunder).

        8. Registration Rights. The initial holder of this Warrant (and certain assignees thereof) are entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Warrant Shares Registration Rights Agreement, including the right to assign such rights to certain assignees, as set forth therein.

        9. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                      If to the Company:

                      BAM! Entertainment, Inc.
                      333 West Santa Clara Street, Suite 716
                      San Jose, CA 95113
                      Telephone No.: (408) 298-7500
                      Facsimile No.:  (408) 298-9600
                      Attention: Raymond Musci
                                 President

                      With a copy to:

                      Kirkpatrick & Lockhart LLP
                      10100 Santa Monica Blvd, 7th Floor
                      Los Angeles, California 90067
                      Telephone (310) 552-5000

                      Fax (310) 552-5001
                      Attention:  Thomas Poletti, Esq.

        If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 10, and, for any notice under
Section 3.

        10. Governing Law; Venue; Waiver Of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this warrant shall be governed by and construed and enforced in accordance with the laws of the state of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the transaction documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company hereby waives all rights to a trial by jury.

        11. Miscellaneous.

               (a) Amendments. Except as provided in Section 8(g) hereof, this Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

               (b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

               (c) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

               (d) Subject to the restrictions on transfer set forth on the first page hereof, this Warrant may be assigned by the holder. This Warrant may not be assigned by the Company. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the holder any legal or equitable right, remedy or cause of action under this Warrant.

               (e) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

               (f) In addition to any other rights available to a holder hereof, if the Company fails to deliver to the holder hereof a certificate representing Warrant Shares by the fifth Business Day after the date on which delivery of such certificate is required by this Warrant, and if after such fifth Business Day the holder hereof purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder hereof of the Warrant Shares that the holder hereof anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three Business Days after the holder hereof requests and in the discretion of the holder hereof, either
(i) pay cash to the holder hereof in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the holder hereof a certificate or certificates representing such Common Stock and pay cash to the holder hereof in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate. Notwithstanding anything to the contrary, this Section 11(f) shall not apply if the Company has used its best efforts to deliver the certificates, but such certificates were not delivered due to the Transfer Agent's failure to deliver the certificates in accordance with timely instructions from the Company.

               (g) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder hereof or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. Nothing herein shall limit a right of the holder hereof to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                    BAM! ENTERTAINMENT, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

FORM OF EXERCISE AGREEMENT

(TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

        To:    BAM! Entertainment, Inc.
               333 West Santa Clara Street, Suite 716
               San Jose, CA 95113
               Telephone No.: (408) 298-7500
               Facsimile No.:  (408) 298-9600
               Attention: Raymond Musci
                          President


The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of BAM! ENTERTAINMENT, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), and tenders herewith payment of the Exercise Price in full, in the amount of $_____________, in cash, by certified or official bank check or by wire transfer for the account of the Company or exercises this Warrant pursuant to the "cashless exercise" provisions thereof; or

        The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

[ ] The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER").

[ ] In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

        The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:
      ------------------------              ------------------------------------
                                            Signature of Holder

                                           -------------------------------------
                                            Name of Holder (Print)
                                            Address:

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

FORM OF ASSIGNMENT


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the attached Warrant, with respect to the number of shares of Common Stock covered thereby issuable pursuant to the attached Warrant set forth hereinbelow, to:


Name of Assignee                    Address                      No of Shares
----------------                    -------                      ------------



, and hereby irrevocably constitutes and appoints_______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:                      ,
      ---------------------- ----

In the presence of

------------------

                                     Name:
                                          --------------------------------


                                          Signature:
                                                    ----------------------
                                          Title of Signing Officer or
                                          Agent (if any):
                                                         -----------------
                                          Address:
                                                    ----------------------

                                                    ----------------------

                                          Note:  The above signature should
                                                 correspond exactly with the
                                                 name on the face of the within
                                                 Warrant.